UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2017

Hilton Worldwide Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 883-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2017, Hilton Worldwide Holdings Inc. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with the Selling Stockholders (as defined below) pursuant to which it agreed to repurchase, directly from the Selling Stockholders, 986,175 shares of common stock of the Company (“Common Stock”) (equal to 6.75% of the number of shares of Common Stock offered in the offering (as defined below)). The share repurchase will be effected in a private, non-underwritten transaction at a price per share equal to the price paid by the underwriters in the offering. The Company expects to fund the share repurchase from cash on hand. The share repurchase is expected to be consummated concurrently with the offering. Although the completion of the share repurchase is conditioned upon the closing of the offering, the closing of the offering is not conditioned upon the closing of the share repurchase. The share repurchase was approved by the Company’s audit committee and is pursuant to, and will count toward, the Company’s existing share repurchase program. The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item  5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2017, Mr. Jon M. Huntsman, Jr. resigned from the Board of Directors of the Company in connection with his appointment as U.S. ambassador to Russia. Mr. Huntsman’s resignation was not the result of any disagreement with the Company.

Item 8.01 Other Events.

On September 28, 2017, the Company issued a press release that announced the pricing of an underwritten secondary offering (the “offering”) of 14,610,000 shares of Common Stock (the “Shares”). The Shares were offered by certain entities affiliated with The Blackstone Group L.P. (the “Selling Stockholders”), and the offering is expected to result in proceeds to the Selling Stockholders of approximately $1.0 billion. The offering is expected to close on October 4, 2017, subject to customary closing conditions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated September 27, 2017, by and among Hilton Worldwide Holdings Inc. and each of the entities identified on Schedule 1 thereto.

99.1	Press release of Hilton Worldwide Holdings Inc., dated September 28, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kevin J. Jacobs
Name:	Kevin J. Jacobs
Title:	Executive Vice President and Chief Financial Officer

Date: October 2, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Repurchase Agreement, dated September 27, 2017, by and among Hilton Worldwide Holdings Inc. and each of the entities identified on Schedule 1 thereto.

99.1	Press release of Hilton Worldwide Holdings Inc., dated September 28, 2017.